Whitestone REIT Reports Third Quarter 2018 Results

- Operating Portfolio Occupancy Increases 180 Basis Points from the Prior Year Quarter to 91.9% -
- G&A Costs, as a Percentage of Revenue, Improve 150 Basis Points from the Prior Year Quarter -
- Leasing Volume of 313,849 SF and $28.9 Million in Total Lease Value -
- GAAP Rental Rates on Leases Signed in the Quarter Grow 15.5% on New and Renewal Leases -
- Disposition of Legacy Houston Retail Center at a 6.7% Cap Rate -

HOUSTON, October 31, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the quarter ended September 30, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.
Highlights

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Third Quarter 2018 Compared to Third Quarter 2017:

•	2.8% growth in revenues to $34.6 million

•	Net income attributable to Whitestone REIT of $7.6 million, or $0.19 per share, versus $3.0 million, or $0.07 per share

•	2.7% growth in net operating income (“NOI”) to $23.0 million

•	G&A costs improved to 14.3% of revenue, compared to 16.6%

•	Funds From Operations (“FFO”) of $10.7 million, or $0.25 per share, compared to $10.1 million, or $0.25 per share

•	FFO Core of $12.2 million, or $0.29 per share, versus $13.1 million, or $0.33 per share

•	Annualized base rent per square foot for wholly owned properties rises to $18.97

•	Same Store NOI growth of 2.5% from the Prior Year Quarter, 2.1% in wholly owned portfolio

•	Updates 2018 full year guidance

“Whitestone remained focused on generating strong leasing and was pleased to have ended the quarter with record occupancy approaching 92% representing a 180 basis point increase in year over year occupancy,” stated Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT.  “With over 313,000 square feet leased in the third quarter, our leased total through September 2018 grew to a record 946,000 square feet. Additionally, we made further progress in reducing our general and administrative costs as a percentage of revenue. While we acknowledge that our FFO Core per share is down from 2017, primarily as a result of higher interest cost, we remain committed and focused on earning per share and cash flow growth as we execute on our differentiated E-Commerce Resistant business model in our efforts to grow long-term shareholder value.”
Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of September 30, 2018, Whitestone wholly owned 57 Retail Community Centered PropertiesTM with 4.8 million square feet of gross leasable area ("GLA"). Whitestone’s properties are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that its properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.
At the end of the third quarter, the Company's diversified tenant base in its wholly owned properties comprised 1,347 tenants, with the largest tenant accounting for only 3% of annualized base rental revenues.

(1) Source: Claritas, as of April 2017
Leasing Activity:

During the third quarter of 2018, the leasing team signed 116 leases totaling 313,849 square feet in new, expansion and renewal leases, compared to 92 leases totaling 275,686 square feet in the third quarter of 2017. The total lease value was $28.9 million compared to $19.2 million during the same period last year. Through September 30, 2018, leasing volume was 945,957 square feet compared to 727,223 square feet in the prior year.
The Company's total operating portfolio occupancy stood at 91.9% at quarter end, up 180 basis points from 90.1% at September 30, 2017.
Disposition Activity:

In September 2018, the Company completed the sale of its Torrey Square property, located in Houston, Texas, for $8.7 million. This disposition was pursuant to the Company’s strategy of continually upgrading the quality of its properties through acquisitions, development and redevelopment and select dispositions. The Company recorded a gain on sale of $4.4 million during the quarter.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s disposition activity and selective development and redevelopment, undepreciated real estate assets increased $2.4 million to $1.15 billion at September 30, 2018 compared to September 30, 2017.
Liquidity, Debt and Credit Facility:

As of September 30, 2018, 49 of Whitestone's 57 wholly-owned properties were unencumbered by mortgage debt, with an undepreciated cost basis of $771.9 million. The Company had total real estate debt, net of cash of $657.1 million, of which $427.1 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.9% and the weighted average remaining term was 4.6 years.
At quarter end, Whitestone had $9.4 million of cash available on its balance sheet and $58.8 million of available capacity under its credit facility.

On September 19, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2018, to be paid in three equal installments of $0.095 in October, November, and December of 2018.

Updated 2018 Guidance

The Company is updating its previously released guidance for 2018 as follows:

2018 Guidance (per diluted share)	Current	Previous
Net income attributable to Whitestone REIT	$0.37 - $0.39	$0.27 - $0.32
FFO	$0.95 - $0.97	$0.96 - $1.01
FFO Core	$1.17 - $1.19	$1.19 - $1.24

This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not reflect the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, November 1, 2018 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (888) 394-8218
Toll Number (for international participants):     (323) 701-0225

The conference call will be recorded and a telephone replay will be available through Thursday, November 15, 2018. Replay access information is as follows:
Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):     (412) 317-6671
Pass Code (for all participants): 8958762

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.
The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.
Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; the Company’s ability to raise capital for working capital, acquisition or other uses on attractive terms or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”), FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, acquisition costs, and proxy contest professional fees. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,146,951	$1,149,454
Accumulated depreciation	(145,807)	(131,034)
Total real estate assets	1,001,144	1,018,420
Cash and cash equivalents	9,389	5,005
Restricted cash	91	205
Marketable securities	—	32
Investment in real estate partnership	2,770	4,095
Escrows and acquisition deposits	7,702	7,916
Accrued rents and accounts receivable, net of allowance for doubtful accounts	21,906	21,140
Unamortized lease commissions and loan costs	6,847	7,157
Prepaid expenses and other assets	10,597	6,198
Total assets	$1,060,446	$1,070,168

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$666,624	$659,068
Accounts payable and accrued expenses	32,846	35,536
Tenants' security deposits	5,920	5,694
Dividends and distributions payable	11,600	11,466
Total liabilities	716,990	711,764
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,772,105 and 39,221,773 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	525,780	521,314
Accumulated deficit	(198,199)	(176,684)
Accumulated other comprehensive gain	7,034	2,936
Total Whitestone REIT shareholders' equity	334,653	347,604
Noncontrolling interests:
Noncontrolling interest in subsidiary	8,803	10,800
Total equity	343,456	358,404
Total liabilities and equity	$1,060,446	$1,070,168

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Property revenues
Rental revenues	$25,256	$24,891	$74,852	$69,197
Other revenues	9,340	8,762	26,412	22,931
Total property revenues	34,596	33,653	101,264	92,128

Property expenses
Property operation and maintenance	6,374	6,104	17,920	16,973
Real estate taxes	5,253	5,181	14,395	13,588
Total property expenses	11,627	11,285	32,315	30,561

Other expenses (income)
General and administrative	4,959	5,581	17,897	17,598
Depreciation and amortization	7,483	7,247	22,100	19,936
Interest expense	6,951	6,376	20,306	17,158
Interest, dividend and other investment income	(84)	(142)	(302)	(381)
Total other expense	19,309	19,062	60,001	54,311

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,660	3,306	8,948	7,256

Provision for income taxes	(115)	(126)	(328)	(296)
Gain on sale of properties	4,380	—	4,646	16
Profit sharing expense	(73)	(63)	(276)	(228)
Loss on sale or disposal of assets	(15)	(40)	(286)	(135)

Net income	7,837	3,077	12,704	6,613

Less: Net income attributable to noncontrolling interests	193	84	326	201
Less: Net income attributable to noncontrolling interests	193	84	326	201

Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.19	$0.07	$0.31	$0.18
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.19	$0.07	$0.30	$0.17

Weighted average number of common shares outstanding:
Basic	39,327	37,992	39,200	34,406
Diluted	40,635	38,589	40,541	35,211

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$7,837	$3,077	$12,704	$6,613

Other comprehensive gain

Unrealized gain on cash flow hedging activities	605	172	4,163	124
Unrealized gain (loss) on available-for-sale marketable securities	—	(7)	18	26

Comprehensive income	8,442	3,242	16,885	6,763

Less: Net income attributable to noncontrolling interests	193	84	326	201
Less: Comprehensive gain attributable to noncontrolling interests	15	5	107	5

Comprehensive income attributable to Whitestone REIT	$8,234	$3,153	$16,452	$6,557

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$12,704	$6,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,100	19,936
Amortization of deferred loan costs	976	953
Amortization of notes payable discount	—	447
Loss (gain) on sale of marketable securities	20	(5)
Loss (gain) on sale or disposal of assets and properties	(4,360)	119
Bad debt expense	1,123	1,442
Share-based compensation	4,894	7,347
Changes in operating assets and liabilities:
Escrows and acquisition deposits	214	(2,683)
Accrued rent and accounts receivable	(1,736)	(3,307)
Unamortized lease commissions	(1,394)	(1,837)
Prepaid expenses and other assets	618	71
Accounts payable and accrued expenses	(2,924)	(1,441)
Tenants' security deposits	226	488
Net cash provided by operating activities	32,461	28,143
Cash flows from investing activities:
Acquisitions of real estate	—	(124,557)
Additions to real estate	(11,300)	(13,499)
Proceeds from sales of properties	12,574	26
Investment in real estate partnership	843	(1,533)
Proceeds from sales of marketable securities	30	306
Net cash provided by (used in) investing activities	2,147	(139,257)
Cash flows from financing activities:
Distributions paid to common shareholders	(33,642)	(29,494)
Distributions paid to OP unit holders	(890)	(932)
Proceeds from issuance of common shares, net of offering costs	—	107,619
Payments of exchange offer costs	(128)	—
Net proceeds from credit facility	9,000	40,600
Repayments of notes payable	(2,949)	(2,788)
Payments of loan origination costs	(30)	(695)
Repurchase of common shares	(1,699)	(1,987)
Net cash provided by (used in) financing activities	(30,338)	112,323

Net increase in cash, cash equivalents and restricted cash	4,270	1,209
Cash, cash equivalents and restricted cash at beginning of period	5,210	2,988
Cash, cash equivalents and restricted cash at end of period	$9,480	$4,197

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,879	$16,311
Cash paid for taxes	$392	$329
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$963	$995
Financed insurance premiums	$1,273	$1,115
Value of shares issued under dividend reinvestment plan	$101	$95
Value of common shares exchanged for OP units	$1,545	$206
Change in fair value of available-for-sale securities	$18	$26
Change in fair value of cash flow hedge	$4,163	$124
Reallocation of ownership percentage between parent and subsidiary	$24	$9

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2018	2017	2018	2017
Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,224	7,015	21,325	19,255
(Gain) loss on sale or disposal of assets and properties, net	(4,367)	37	(4,362)	114
Net income attributable to noncontrolling interests	193	84	326	201
FFO	10,694	10,129	29,667	25,982
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,497	2,704	4,894	7,545
Acquisition costs	—	264	—	1,398
Proxy contest professional fees	—	—	2,534	—
FFO Core	$12,191	$13,097	$37,095	$34,925

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,694	$10,129	$29,667	$25,982
Distributions paid on unvested restricted common shares	(117)	(148)	(225)	(344)
FFO excluding amounts attributable to unvested restricted common shares	$10,577	$9,981	$29,442	$25,638
FFO Core excluding amounts attributable to unvested restricted common shares	$12,074	$12,949	$36,870	$34,581
Denominator:
Weighted average number of total common shares - basic	39,327	37,992	39,200	34,406
Weighted average number of total noncontrolling OP units - basic	1,002	1,084	1,039	1,090
Weighted average number of total common shares and noncontrolling OP units - basic	40,329	39,076	40,239	35,496

Effect of dilutive securities:
Unvested restricted shares	1,308	597	1,341	805
Weighted average number of total common shares and noncontrolling OP units - diluted	41,637	39,673	41,580	36,301

FFO per common share and OP unit - basic	$0.26	$0.26	$0.73	$0.72
FFO per common share and OP unit - diluted	$0.25	$0.25	$0.71	$0.71

FFO Core per common share and OP unit - basic	$0.30	$0.33	$0.92	$0.97
FFO Core per common share and OP unit - diluted	$0.29	$0.33	$0.89	$0.95

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412
General and administrative expenses	4,959	5,581	17,897	17,598
Depreciation and amortization	7,483	7,247	22,100	19,936
Interest expense	6,951	6,376	20,306	17,158
Interest, dividend and other investment income	(84)	(142)	(302)	(381)
Provision for income taxes	115	126	328	296
Gain on sale of properties	(4,380)	—	(4,646)	(16)
Profit sharing expense	73	63	276	228
Loss on disposal of assets	15	40	286	135
Net income attributable to noncontrolling interests	193	84	326	201
NOI	$22,969	$22,368	$68,949	$61,567